As filed with the Securities and Exchange Commission on June 30, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

Checkpoint Systems, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	22-1895850 (I.R.S. Employer Identification No.)
101 Wolf Drive, P.O. Box 188 Thorofare, New Jersey 08086 (Address of registrant’s principal executive offices)

Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan
(Full title of Plan)

Copy to: John Van Zile, Esq. Senior Vice President, General Counsel & Corporate Secretary Checkpoint Systems, Inc. 101 Wolf Drive, P.O. Box 188 Thorofare, New Jersey 08086 856-848-1800	Copy to: Joel H. Trotter, Esq. Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 (202) 637-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [X]                                                                                Accelerated filer   [  ]
Non-accelerated filer    [   ]                                                                                Smaller reporting company   [  ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered Common Stock	Amount to be Registered (1) 3,250,000 shares	Proposed Maximum Offering Price Per Share(2) $17.40	Proposed Maximum Aggregate Offering Price(2) $56,550,000	Amount of Registration Fee $4,032.01
$0.10 par value

(1)
The registration statement registers the issuance of 3,250,000 shares of common stock, which are issuable under the Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”), and adjustments to shares to account for any changes in capitalization such as, a stock split, stock dividend, or similar transaction involving the registrant’s common stock, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on June 30, 2010, within five business days prior to filing.

EXPLANATORY NOTE

Checkpoint Systems, Inc., a Pennsylvania corporation (the “Company”) filed the following Registration Statements on Form S-8 relating to the 3,437,956 shares of its common stock, par value $0.10 per share (the “Common Stock”), to be offered or sold to participants under the Amended and Restated 2004 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”), and, pursuant to Instruction E of Form S-8, the contents of each such prior Registration Statement on Form S-8 filed July 28, 2005 (File No. 333-126981), March 6, 2002 (File No. 333-83842) and September 12, 1997 (File No. 333-35539) are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.  On June 2, 2010, the shareholders of the Company approved amendments to the Plan to, among other things, increase by 3,250,000 shares of Common Stock the number of shares available for issuance under the Plan.  This Registration Statement is being filed in order to register such additional 3,250,000 shares of Common Stock, which may be offered or sold to participants under the Plan.

PART I

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.                      Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated as of their respective dates in this Registration Statement by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 27, 2009, including all material incorporated by reference therein;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2010, including all material incorporated by reference therein;

•	The Company’s definitive Proxy Statement on Schedule 14A filed on April 27, 2010, including all material incorporated by reference therein; and

•
The description of the Company’s Common Stock contained in the Registration Statements on Form 8-A, each  filed with the Commission on October 8, 1993, including any subsequently filed amendments and reports updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities

Not required to be filed with this registration statement.

Item 5.                      Interests of Named Experts and Counsel

The legality of the securities offered pursuant to this Registration Statement on Form S-8 has been passed on by John Van Zile.  Mr. Van Zile, General Counsel of the Company, is a shareholder of our Common Stock and a holder of non-vested stock and stock options as well as restricted stock units.

Item 6.                      Indemnification of Directors and Officers

Not required to be filed with this registration statement.

Item 7.                      Exemption from Registration Claimed

Not applicable.

Item 8.                      Exhibits

Exhibit	Description
4.1	Articles of Incorporation, as amended (filed as Exhibit 3(i) to Registrant’s 1990 Form 10-K filed with the Commission on March 14, 1991 and incorporated herein by reference).
4.2	Amendment to the Articles of Incorporation (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference).
4.3	Amended and Restated Bylaws (filed as Exhibit 3.2) to the Registrant's Current Report on Form 8-K filed with the Commission on February 23, 2007 and incorporated herein by reference).
4.4	Amendment to the Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference).
5.1	Opinion of Counsel (filed herewith).
10.1
Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan (filed as Appendix A to the Registrant's definitive Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Shareholders with the Commission on April 27, 2010, and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).

Item 9.                      Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thorofare, State of New Jersey, on this 30th day of June, 2010.

CHECKPOINT SYSTEMS, INC.

Date: June 30, 2010	By:	/s/ Robert P. van der Merwe
Name Robert P. van der Merwe
Title Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Robert P. van der Merwe and Raymond D. Andrews, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert P. van der Merwe Robert P. van der Merwe	Chairman of the Board of Directors President and Chief Executive Officer (Principal Executive Officer)	June 30, 2010
/s/ Raymond D. Andrews Raymond D. Andrews	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2010
s/ William S. Antle, III William S. Antle, III	Director	June 30, 2010
/s/ George Babich, Jr. George Babich, Jr.	Director	June 30, 2010
/s/ Harald Einsmann Harald Einsmann	Director	June 30, 2010
/s/ R. Keith Elliott R. Keith Elliott	Director	June 30, 2010
/s/ Jack W. Partridge Jack W. Partridge	Director	June 30, 2010
/s/ Sally Pearson Sally Pearson	Director	June 30, 2010
/s/ Robert N. Wildrick Robert N. Wildrick	Director	June 30, 2010

EXHIBIT INDEX
Exhibit	Description
4.1	Articles of Incorporation, as amended (filed as Exhibit 3(i) to Registrant’s 1990 Form 10-K filed with the Commission on March 14, 1991 and incorporated herein by reference).
4.2	Amendment to the Articles of Incorporation (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference).
4.3	Amended and Restated Bylaws (filed as Exhibit 3.2) to the Registrant's Current Report on Form 8-K filed with the Commission on February 23, 2007 and incorporated herein by reference).
4.4	Amendment to the Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference).
5.1	Opinion of Counsel (filed herewith).
10.1
Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan (filed as Appendix A to the Registrant's definitive Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Shareholders with the Commission on April 27, 2010, and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).